Exhibit 17(f)



                                                          [Logo] Merrill Lynch Investment Managers


                                                          Semi-Annual Report
                                                          June 30, 2002

Merrill Lynch Investment Mangers
------------------------------------------------          Merrill Lynch
[GRAPHIC OMITTED]                                         Emerging Markets
                                                          Debt Fund, Inc.
The Fund has the ability to leverage to seek to provide shareholders with a potentially higher rate of return. However, leveraging may exaggerate changes in the net asset value of the Fund's shares and in the yield on the Fund's portfolio.

Investing in emerging market securities involves a number of risk factors and special considerations, including restrictions on foreign investments and on repatriation of capital invested in emerging markets, currency fluctuations, and potential price volatility and less liquidity of securities traded in emerging markets. In addition, there may be less publicly available information about the issuers of securities, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject.
Therefore, the Fund is designed as a long- term investment for investors capable of assuming the risks of investing in emerging markets. The Fund should be considered as a vehicle for diversification and not as a complete investment program. Please refer to the prospectus for details.

This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Fund unless accompanied or preceded by the Fund's current prospectus. Past performance results shown in this report should not be considered a representation of future performance.
Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost.
Statements and other information herein are as dated and are subject to change.



Merrill Lynch Emerging Markets Debt Fund, Inc.
Box 9011
Princeton, NJ
08543-9011

_____________________________________________________
Printed on post-consumer recycled paper   #16801-6/02     www.mlim.ml.com

MERRILL LYNCH EMERGING MARKETS DEBT FUND, INC.


The Benefits and
Risks of
Leveraging


The Fund is authorized to borrow money from banks in an amount up to 33 1/3% of the Fund's total assets (including the amount borrowed), less all liabilities and indebtedness other than the bank borrowing. The Fund is also authorized to borrow an additional 5% of its total assets without regard to this limitation for temporary purposes.

Borrowings by the Fund create an opportunity for greater total return but, at the same time, increase exposure to capital risk. For example, leveraging may exaggerate changes in the net asset value of Fund shares and in the yield on the Fund's portfolio. Although the principal of such borrowings will be fixed, the Fund's assets may change in value during the time the borrowings are outstanding. Borrowing will create interest expenses for the Fund that can exceed the income from the assets retained. To the extent the income derived from securities purchased with borrowed funds exceeds the interest the Fund will have to pay, the Fund's net income will be greater than if borrowing were not used. Conversely, if the income from the assets retained with borrowed funds is not sufficient to cover the cost of borrowing, the net income of the Fund will be less than if borrowing were not used, and therefore the amount available for distribution to shareholders as dividends will be reduced.



Officers and Directors


Terry K. Glenn, President and Director
Ronald W. Forbes, Director
Cynthia A. Montgomery, Director
Charles C. Reilly, Director
Kevin A. Ryan, Director
Roscoe S. Suddarth, Director
Richard R. West, Director
Edward D. Zinbarg, Director
Romualdo Roldan, Vice President
Donald C. Burke, Vice President and Treasurer
Bradley J. Lucido, Secretary


Custodian
Brown Brothers Harriman & Co.
40 Water Street
Boston, MA 02109-3661


Transfer Agent
Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
(800) 637-3863

Merrill Lynch Emerging Markets Debt Fund, Inc., June 30, 2002


DEAR SHAREHOLDER


For the six months ended June 30, 2002, Merrill Lynch Emerging Markets Debt Fund, Inc.'s Class A, Class B, Class C and Class D Shares had total returns of -1.35%, -1.58%, -1.60% and -1.32%, respectively, compared to the +0.82% return for the unmanaged benchmark J.P. Morgan Emerging Markets Bond Index Plus. (Fund results shown do not reflect sales charges and would be lower if sales charges were included. Complete performance information can be found on pages 4 and 5 of this report to shareholders.)

Emerging markets dollar bond prices rose sharply during the first quarter of 2002 on the strength of improving fundamentals and strong inflows into the asset class. Those gains were lost in the second quarter when emerging markets traded in sympathy with declining U.S. equities. In fact, that correlation intensified in June 2002 when the U.S. equity sell-off worsened. The concurrent increase in risk aversion highlighted and amplified vulnerabilities in various emerging countries, primarily Brazil and Turkey, where government elections are scheduled to take place in late 2002. The Fund's underperfomance against its benchmark is explained by our overweighted position in these two countries, the two credits most affected by the June 2002 sell-off. The Fund remains overweighted in Russia and Ukraine, the top-performing sovereign credits during the six-month period ended June 30, 2002, and held no assets in defaulted Argentina. At June 30, 2002, the Fund's largest country allocations were in Mexico, Russia and Brazil, with each one of them exceeding 20% of the Fund's net assets.

In Latin America, Argentina defaulted on its external debt by year- end 2001, and most Argentinean corporate borrowers followed similar expedient after the peso devaluation sharply increased the service of their foreign debt. The resolution of the political and economic crisis that is battering this economy appears unlikely before the presidential elections scheduled for early 2003. Brazil is facing an uncertain outcome in the October 2002 presidential elections. Brazil's substantial medium-term borrowing in the local and external markets represents a risk that has been amplified during the market sell-off in the second quarter 2002. Our overweighted position is predicated on the expectation that the Brazilian government and leading presidential candidates will establish the basis for continuity of market-friendly policies, enabling continued International Monetary Fund (IMF) and international assistance and allowing a reduction in the government indebtedness over time. Mexico is a fundamentally strong credit where the portfolio has a market weight position. Mexico's investment perspectives are driven to a large extent on the expectations that a U.S. recovery would propel its economy and exports, and improve its balance of payments position. Venezuela's sovereign debt has been subject to a great deal of volatility in 2002, associated with an aborted coup, political strife, and a deteriorating fiscal and economic environment. Despite these difficulties, debt prices find support on the time-honored view that the country's oil export capacity and dependency on the world markets constitute a strong credit positive for its external debt.

Outside Latin America, Turkey has continued to enact the strict IMF program adopted earlier in 2001, but the ailing health of its Prime Minister raised fears of early elections to renew the government, and with it a potential abandonment of the economic policies followed thus far. These fears may have proven to be exaggerated, as most political leaders have stated their commitment to continuity in reforms and their avowed interest to pursue integration within the European Union framework. In Russia, economic reform continues to advance. The economy is harnessing new-found efficiencies and is benefiting from a new era of partnership with the West. Russia's foreign exchange reserves and external payments position remain extremely solid, comfortably allowing the service of its foreign debt obligations in the next few years.

Going forward, emerging market fixed income performance appears to be critically determined by the path of U.S. and world equity markets, given the recent strong cross market correlations. While fundamentals in emerging markets have been questioned during this sharp sell-off, they remained pretty much unchanged and provide room for optimism. This is particularly the case for Turkey and Brazil, where we anticipate a more favorable political environment and policy continuity however the outcome from election results.


In Conclusion
We appreciate your investment in Merrill Lynch Emerging Markets Debt Fund, Inc., and we look forward to assisting you with your financial needs in the months and years ahead.


Sincerely,



(Terry K. Glenn)
Terry K. Glenn
President and Director



(Aldo Roldan)
Aldo Roldan
Vice President and Portfolio Manager



August 9, 2002


                                      2 & 3

Merrill Lynch Emerging Markets Debt Fund, Inc., June 30, 2002


PERFORMANCE DATA


About Fund Performance


Investors are able to purchase shares of the Fund through the Merrill Lynch Select Pricing (SM) System, which offers four pricing alternatives:

o Class A Shares incur a maximum initial sales charge (front-end load) of 4% and bear no ongoing distribution or account maintenance fees. Class A Shares are available only to eligible investors, as detailed in the Fund's prospectus. If you were a Class A shareholder prior to October 21, 1994, your Class A Shares were redesignated to Class D Shares on October 21, 1994. However, in the case of certain eligible investors, the shares were simultaneously exchanged for Class A Shares.

o Class B Shares are subject to a maximum contingent deferred sales charge of 4% if redeemed during the first year, decreasing 1% each year thereafter to 0% after the fourth year. In addition, Class B Shares are subject to a distribution fee of 0.50% and an account maintenance fee of 0.25%. These shares automatically convert to Class D Shares after approximately ten years. (There is no initial sales charge for automatic share conversions.)

o Class C Shares are subject to a distribution fee of 0.55% and an account maintenance fee of 0.25%. In addition, Class C Shares are subject to a 1% contingent deferred sales charge if redeemed within one year of purchase.

o Class D Shares incur a maximum initial sales charge of 4% and an account maintenance fee of 0.25% (but no distribution fee).

None of the past results shown should be considered a representation of future performance. Performance results do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Figures shown in the "Recent Performance Results" and "Average Annual Total Return" tables assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders.


Average Annual
Total Return


                                   % Return Without   % Return With
                                     Sales Charge     Sales Charge**
Class A Shares*

One Year Ended 6/30/02                     +5.62%         +1.40%
Five Years Ended 6/30/02                   -0.37          -1.18
Inception (10/21/94) through 6/30/02       +6.12          +5.56

*Maximum sales charge is 4%.
**Assuming maximum sales charge.


                                         % Return        % Return
                                       Without CDSC    With CDSC**
Class B Shares*

One Year Ended 6/30/02                     +4.97%         +1.15%
Five Years Ended 6/30/02                   -1.08          -1.08
Inception (8/27/93) through 6/30/02        +4.52          +4.52

 * Maximum contingent deferred sales charge is 4% and is reduced to 0% after four years.
** Assuming payment of applicable contingent deferred sales charge.


                                         % Return        % Return
                                       Without CDSC    With CDSC**
Class C Shares*

One Year Ended 6/30/02                     +4.93%         +3.97%
Five Years Ended 6/30/02                   -1.13          -1.13
Inception (10/21/94) through 6/30/02       +5.23          +5.23

 * Maximum contingent deferred sales charge is 1% and is reduced to 0% after one year.
** Assuming payment of applicable contingent deferred sales charge.


                                    % Return Without  % Return With
                                      Sales Charge    Sales Charge**
Class D Shares*

One Year Ended 6/30/02                     +5.52%         +1.30%
Five Years Ended 6/30/02                   -0.53          -1.34
Inception (8/27/93) through 6/30/02        +5.06          +4.58

 * Maximum sales charge is 4%.
** Assuming maximum sales charge.

Recent Performance Results*


                                                                  6-Month        12-Month    Since Inception   Standardized
As of June 30, 2002                                             Total Return   Total Return    Total Return    30-Day Yield
Merrill Lynch Emerging Markets Debt Fund, Inc. Class A Shares      -1.35%         +5.62%          +57.95%         11.97%
Merrill Lynch Emerging Markets Debt Fund, Inc. Class B Shares      -1.58          +4.97           +47.79          11.63
Merrill Lynch Emerging Markets Debt Fund, Inc. Class C Shares      -1.60          +4.93           +48.03          11.58
Merrill Lynch Emerging Markets Debt Fund, Inc. Class D Shares      -1.32          +5.52           +54.79          11.70

* Investment results shown do not reflect sales charges; results shown would be lower if a sales charge was included. Total investment returns are based on changes in net asset values for the periods shown, and assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date. The Fund's since inception periods are from 10/21/94 for Class A & Class C Shares and from 8/27/93 for Class B & Class D Shares.


SCHEDULE OF INVESTMENTS                                                                                   (in U.S. dollars)


                                                                               Interest    Maturity              Percent of
COUNTRY      Industry         Face Amount                Bonds                   Rate        Date       Value    Net Assets
Brazil       Media--         US$  800,000   Globo Comunicacoes e Participacoes,
             Communications                 Ltd. (b)                            10.50 %   12/20/2006    $   288,000    0.9%

             Sovereign            750,000   Federal Republic of Brazil          11.625     4/15/2004        664,500     2.0
             Government           375,000   Federal Republic of Brazil           9.625     7/15/2005        272,813     0.9
             Obligations        1,025,000   Federal Republic of Brazil          11.25      7/26/2007        697,000     2.1
                                2,800,000   Federal Republic of Brazil          14.50     10/15/2009      2,100,000     6.4
                                  350,000   Federal Republic of Brazil           3.125     4/15/2012        185,500     0.6
                                  750,000   Federal Republic of Brazil          10.125     5/15/2027        399,375     1.2
                                  480,000   Federal Republic of Brazil          11.00      8/17/2040        268,800     0.8
                                                                                                        -----------    ----
                                                                                                          4,587,988    14.0

             Utilities--        1,175,000   Eletrobras                          12.00      6/09/2005        846,000     2.6
             Electric

             Utilities--Water     500,000   CIA Saneamento Basico               10.00      7/28/2005        350,000     1.0

                                            Total Bonds in Brazil (Cost--$8,316,801)                      6,071,988    18.5


Bulgaria     Sovereign            524,000   Republic of Bulgaria (b)             8.25      1/15/2015        521,380     1.6
             Government
             Obligations

                                            Total Bonds in Bulgaria (Cost--$491,204)                        521,380     1.6


Colombia     Sovereign            750,000   Republic of Colombia                 8.625     4/01/2008        701,250     2.2
             Government
             Obligations

                                            Total Bonds in Colombia (Cost--$716,724)                        701,250     2.2


Ecuador      Sovereign          1,250,000   Republic of Ecuador (b)              5.00      8/15/2030        601,875     1.8
             Government
             Obligations

                                            Total Bonds in Ecuador (Cost--$579,979)                         601,875     1.8


                                     4 & 5

Merrill Lynch Emerging Markets Debt Fund, Inc., June 30, 2002

SCHEDULE OF INVESTMENTS (continued)                                                                       (in U.S. dollars)

                                                                               Interest    Maturity              Percent of
COUNTRY      Industry         Face Amount                Bonds                   Rate        Date       Value    Net Assets
Mexico       Banking--       US$  900,000   Bancomext Trust Division            11.25 %    5/30/2006    $ 1,031,907    3.2%
             International

             Consumer--         1,250,000   Grupo Elektra SA de CV              12.00      4/01/2008      1,187,500     3.6
             Electronics

             Energy             1,250,000   Petroleos Mexicanos                  9.50      9/15/2027      1,290,625     3.9

             Sovereign            700,000   United Mexican States                8.125    12/30/2019        681,800     2.1
             Government
             Obligations

             Telecommunications   750,000   TV Azteca SA de CV, 'B'             10.50      2/15/2007        727,500     2.2

             Transportation     1,300,000   TFM SA de CV                        11.75      6/15/2009      1,222,000     3.7

                                            Total Bonds in Mexico (Cost--$5,995,551)                      6,141,332    18.7


Panama       Sovereign            480,000   Republic of Panama                   8.875     9/30/2027        422,400     1.3
             Government
             Obligations

                                            Total Bonds in Panama (Cost--$450,600)                          422,400     1.3

Philippines  Sovereign            350,000   Republic of the Philippines         10.625     3/16/2025        361,725     1.1
             Government
             Obligations

             Telecommunications   325,000   Philippine Long Distance Telephone   9.25      6/30/2006        314,153     1.0

                                            Total Bonds in the Philippines (Cost--$605,139)                 675,878     2.1


Qatar        Sovereign            325,000   State of Qatar                       9.75      6/15/2030        396,500     1.2
             Government
             Obligations

                                            Total Bonds in Qatar (Cost--$343,448)                           396,500     1.2


Russia       Oil--Integrated      750,000   AO Siberian Oil Company             11.50      2/13/2007        735,000     2.3

             Services             500,000   Globe Telecom (b)                    9.75      4/15/2012        505,000     1.5

             Sovereign          2,050,000   Russian Federation Bonds
             Government                     (Regulation S)                      10.00      6/26/2007      2,121,750     6.5
             Obligations        1,350,000   Russian Federation Bonds
                                            (Regulation S)                      11.00      7/24/2018      1,437,750     4.4
                                5,200,000   Russian Federation Bonds
                                            (Regulation S)                       5.00      3/31/2030      3,614,000    11.0
                                                                                                        -----------    ----
                                                                                                          7,173,500    21.9

                                            Total Bonds in Russia (Cost--$7,019,723)                      8,413,500    25.7


Turkey       Sovereign            900,000   Republic of Turkey                  11.75      6/15/2010        813,375     2.5
             Government         1,700,000   Republic of Turkey                  11.875     1/15/2030      1,451,375     4.4
             Obligations

                                            Total Bonds in Turkey (Cost--$2,503,384)                      2,264,750     6.9


Ukraine      Sovereign            760,060   Ukraine Government                  11.00      3/15/2007        763,860     2.3
             Government
             Obligations

                                            Total Bonds in the Ukraine (Cost--$675,057)                     763,860     2.3


Venezuela    Sovereign            710,000   Republic of Venezuela 'W-A'          9.25      9/15/2027        454,400     1.4
             Government
             Obligations
                                            Total Bonds in Venezuela (Cost--$459,482)                       454,400     1.4


                                            Total Investments in Bonds (Cost--$28,157,092)               27,429,113    83.7


                                                      Brady Bonds*

Brazil       Sovereign            769,632   Republic of Brazil 'C'               8.00      4/15/2014        485,830     1.5
             Government
             Obligations

                                            Total Brady Bonds in Brazil (Cost--$541,561)                    485,830     1.5


Bulgaria     Sovereign            250,000   Republic of Bulgaria 'A',
             Government                     Front-Loaded Interest Rate
             Obligations                    Reduction Bonds (a)                  2.813     7/28/2012        227,500     0.7

                                            Total Brady Bonds in Bulgaria (Cost--$186,509)                  227,500     0.7


Mexico       Sovereign            200,000   United Mexican States 'A'            6.25     12/31/2019        186,525     0.6
             Government           550,000   United Mexican States 'B'            6.25     12/31/2019        512,945     1.5
             Obligations

                                            Total Brady Bonds in Mexico (Cost--$673,501)                    699,470     2.1


Nigeria      Sovereign            500,000   Central Bank of Nigeria 'WW'         6.25     11/15/2020        334,150     1.0
             Government
             Obligations

                                            Total Brady Bonds in Nigeria (Cost--$315,698)                   334,150     1.0


Panama       Sovereign            615,741   Republic of Panama, Interest Rate
             Government                     Reduction Bonds (a)                  4.75      7/17/2014        507,986     1.5
             Obligations

                                            Total Brady Bonds in Panama (Cost--$484,939)                    507,986     1.5


Peru         Sovereign            544,500   Republic of Peru, Past Due
             Government                     Interest (a)                         4.50      3/07/2017        394,763     1.2
             Obligations

                                            Total Brady Bonds in Peru (Cost--$324,474)                      394,763     1.2


Venezuela    Sovereign          1,178,550   Republic of Venezuela, DCB (a)       2.875    12/18/2007        868,875     2.7
             Government
             Obligations

                                            Total Brady Bonds in Venezuela (Cost--$1,002,106)               868,875     2.7


                                            Total Investments in Brady Bonds (Cost--$3,528,788)           3,518,574    10.7


                                     6 & 7

Merrill Lynch Emerging Markets Debt Fund, Inc., June 30, 2002

SCHEDULE OF INVESTMENTS (concluded)                                                                       (in U.S. dollars)

                                                                                                                 Percent of
COUNTRY      Industry         Shares Held                       Stocks                                  Value    Net Assets
Mexico       Sovereign          1,423,000   United Mexican States 'A' (Value Recovery Rights)(d)        $     3,700    0.0%
             Government           750,000   United Mexican States 'B' (Value Recovery Rights)(e)              2,625     0.0
             Obligations          750,000   United Mexican States 'C' (Value Recovery Rights)(f)              2,625     0.0
                                  750,000   United Mexican States 'D' (Value Recovery Rights)(g)              2,625     0.0

                                            Total Stocks in Mexico (Cost--$0)                                11,575     0.0


Nigeria      Sovereign                500   Nigeria Oil (Warrants)(c)                                             0     0.0
             Government
             Obligations

                                            Total Stocks in Nigeria (Cost--$0)                                    0     0.0


Venezuela    Sovereign              3,000   Venezuela Oil Obligation                                              0     0.0
             Government
             Obligations

                                            Total Stocks in Venezuela (Cost--$0)                                  0     0.0


                                            Total Investments in Stocks (Cost--$0)                           11,575     0.0



                                                                               Interest    Maturity
                              Face Amount        Short-Term Securities           Rate        Date

United       Commercial     US$   963,000   General Motors Acceptance Corp.      2.10      7/01/2002        963,000     3.0
States       Paper**

                                            Total Investments in Short-Term Securities (Cost--$963,000)     963,000     3.0


             Total Investments (Cost--$32,648,880)                                                       31,922,262    97.4
             Other Assets Less Liabilities                                                                  858,248     2.6
                                                                                                        -----------  ------
             Net Assets                                                                                 $32,780,510  100.0%
                                                                                                        ===========  ======

 * Brady Bonds are securities that have been issued to refinance commercial bank loans and other debt. The risk associated with these instruments is the amount of any uncollateralized principal or interest payments since there is a high default rate of commercial bank loans by countries issuing these securities.
** Commercial Paper is traded on a discount basis; the interest rate shown reflects the discount rate paid at the time of purchase by the Fund.
(a)  Floating rate note.
(b) The security may be offered and sold to "qualified institutional buyers" under Rule 144A of the Securities Act of 1933.
(c) Warrants entitle the Fund to purchase a predetermined number of shares of common stock and are non-income producing. The purchase price and number of shares are subject to adjustment under certain conditions until the expiration date.
(d)  The rights may be exercised until 6/30/2003.
(e)  The rights may be exercised until 6/30/2004.
(f)  The rights may be exercised until 6/30/2005.
(g)  The rights may be exercised until 6/30/2006.

See Notes to Financial Statements.


STATEMENT OF ASSETS AND LIABILITIES


                As of June 30, 2002
Assets:         Investments, at value (identified cost--$32,648,880)                                          $  31,922,262
                Receivables:
                   Interest                                                                 $     820,195
                   Capital shares sold                                                            280,460         1,100,655
                                                                                            -------------
                Prepaid registration fees and other assets                                                           48,193
                                                                                                              -------------
                Total assets                                                                                     33,071,110
                                                                                                              -------------

Liabilities:    Payables:
                   Capital shares redeemed                                                         94,621
                   Dividends to shareholders                                                       75,595
                   Investment adviser                                                              15,475
                   Distributor                                                                      9,070           194,761
                                                                                            -------------
                Accrued expenses and other liabilities                                                               95,839
                                                                                                              -------------
                Total liabilities                                                                                   290,600
                                                                                                              -------------

Net Assets:     Net assets                                                                                    $  32,780,510
                                                                                                              =============


Net Assets      Class A Common Stock, $.10 par value, 100,000,000 shares authorized                           $     253,160
Consist of:     Class B Common Stock, $.10 par value, 100,000,000 shares authorized                                 205,741
                Class C Common Stock, $.10 par value, 100,000,000 shares authorized                                  39,760
                Class D Common Stock, $.10 par value, 100,000,000 shares authorized                                  48,908
                Paid-in capital in excess of par                                                                 94,189,117
                Accumulated investment loss--net                                            $   (147,506)
                Accumulated realized capital losses on investments--net                      (61,082,052)
                Unrealized depreciation on investments--net                                     (726,618)
                                                                                            -------------
                Total accumulated losses--net                                                                  (61,956,176)
                                                                                                              -------------
                Net assets                                                                                    $  32,780,510
                                                                                                              =============

Net Asset       Class A--Based on net assets of $15,175,807 and 2,531,598
Value:                   shares outstanding                                                                   $        5.99
                                                                                                              =============
                Class B--Based on net assets of $12,303,533 and 2,057,414
                         shares outstanding                                                                   $        5.98
                                                                                                              =============
                Class C--Based on net assets of $2,377,705 and 397,604
                         shares outstanding                                                                   $        5.98
                                                                                                              =============
                Class D--Based on net assets of $2,923,465 and 489,081
                         shares outstanding                                                                   $        5.98
                                                                                                              =============


See Notes to Financial Statements.


                                     8 & 9

Merrill Lynch Emerging Markets Debt Fund, Inc., June 30, 2002

STATEMENT OF OPERATIONS


                For the Six Months Ended June 30, 2002
Investment      Interest                                                                                      $   1,799,464
Income:         Dividends                                                                                             2,442
                Other                                                                                                39,000
                                                                                                              -------------
                Total income                                                                                      1,840,906
                                                                                                              -------------

Expenses:       Investment advisory fees                                                    $     107,758
                Account maintenance and distribution fees--Class B                                 51,877
                Professional fees                                                                  44,113
                Accounting services                                                                39,186
                Printing and shareholder reports                                                   21,078
                Registration fees                                                                  19,873
                Transfer agent fees--Class A                                                       14,072
                Transfer agent fees--Class B                                                       13,782
                Directors' fees and expenses                                                       10,301
                Custodian fees                                                                     10,197
                Account maintenance and distribution fees--Class C                                  5,776
                Account maintenance fees--Class D                                                   5,094
                Transfer agent fees--Class D                                                        3,474
                Transfer agent fees--Class C                                                        1,365
                Pricing fees                                                                        1,346
                Other                                                                               8,407
                                                                                            -------------
                Total expenses                                                                                      357,699
                                                                                                              -------------
                Investment income--net                                                                            1,483,207
                                                                                                              -------------

Realized &      Realized gain on investments--net                                                                 2,457,063
Unrealized      Change in unrealized appreciation/depreciation on investments--net                              (4,199,007)
Gain (Loss) on                                                                                                -------------
Investments--   Total realized and unrealized loss on investments--net                                          (1,741,944)
Net:                                                                                                          -------------
                Net Decrease in Net Assets Resulting from Operations                                          $   (258,737)
                                                                                                              =============


See Notes to Financial Statements.


STATEMENTS OF CHANGES IN NET ASSETS


                                                                                            For the Six         For the
                                                                                            Months Ended       Year Ended
                                                                                              June 30,        December 31,
                Increase (Decrease) in Net Assets:                                              2002              2001
Operations:     Investment income--net                                                      $   1,483,207     $   3,392,541
                Realized gain (loss) on investments--net                                        2,457,063       (1,232,181)
                Change in unrealized appreciation/depreciation on investments--net            (4,199,007)         2,986,510
                                                                                            -------------     -------------
                Net increase (decrease) in net assets resulting from operations                 (258,737)         5,146,870
                                                                                            -------------     -------------

Dividends to    Investment income--net:
Shareholders:      Class A                                                                      (852,785)       (1,633,825)
                   Class B                                                                      (656,841)       (1,310,266)
                   Class C                                                                       (67,895)         (103,943)
                   Class D                                                                      (204,262)         (436,330)
                                                                                            -------------     -------------
                Net decrease in net assets resulting from dividends to shareholders           (1,781,783)       (3,484,364)
                                                                                            -------------     -------------

Capital Share   Net decrease in net assets derived from capital share transactions            (1,682,576)       (8,642,926)
Transactions:                                                                               -------------     -------------

Net Assets:     Total decrease in net assets                                                  (3,723,096)       (6,980,420)
                Beginning of period                                                            36,503,606        43,484,026
                                                                                            -------------     -------------
                End of period*                                                              $  32,780,510     $  36,503,606
                                                                                            =============     =============

                *Undistributed (accumulated) investment income (loss)--net                  $   (147,506)     $     151,070
                                                                                            =============     =============

See Notes to Financial Statements.


                                    10 & 11

Merrill Lynch Emerging Markets Debt Fund, Inc., June 30, 2002

FINANCIAL HIGHLIGHTS

                                                                                       Class A
The following per share data and ratios                      For the Six
have been derived from information                              Months
provided in the financial statements.                           Ended              For the Year Ended December 31,
                                                               June 30,
Increase (Decrease) in Net Asset Value:                         2002         2001         2000         1999          1998
Per Share       Net asset value, beginning of period           $   6.39     $   6.11     $   6.26     $   5.54     $   9.60
Operating                                                      --------     --------     --------     --------     --------
Performance:    Investment income--net                            .28++          .56          .57          .51          .76
                Realized and unrealized gain (loss)
                on investments and foreign currency
                transactions--net                                 (.35)          .30        (.13)          .72       (4.06)
                                                               --------     --------     --------     --------     --------
                Total from investment operations                  (.07)          .86          .44         1.23       (3.30)
                                                               --------     --------     --------     --------     --------
                Less dividends and distributions:
                   Investment income--net                         (.33)        (.58)        (.54)        (.51)        (.71)
                   In excess of investment income--net               --           --        (.05)           --           --
                   Return of capital--net                            --           --           --           --        (.05)
                                                               --------     --------     --------     --------     --------
                Total dividends and distributions                 (.33)        (.58)        (.59)        (.51)        (.76)
                                                               --------     --------     --------     --------     --------
                Net asset value, end of period                 $   5.99     $   6.39     $   6.11     $   6.26     $   5.54
                                                               ========     ========     ========     ========     ========

Total           Based on net asset value per share             (1.35%)+       14.92%        7.23%       23.12%     (36.18%)
Investment                                                     ========     ========     ========     ========     ========
Return:**

Ratios to       Expenses, excluding interest expense
Average         and reorganization expenses                      1.63%*        1.86%        2.02%        1.85%        1.70%
Net Assets:                                                    ========     ========     ========     ========     ========
                Expenses, excluding interest expense             1.63%*        1.93%        2.72%        1.85%        1.70%
                                                               ========     ========     ========     ========     ========
                Expenses                                         1.63%*        1.95%        2.72%        1.85%        2.66%
                                                               ========     ========     ========     ========     ========
                Investment income--net                           8.63%*        9.18%       10.63%        8.72%        9.59%
                                                               ========     ========     ========     ========     ========

Supplemental    Net assets, end of period (in thousands)       $ 15,176     $ 15,960     $ 20,907     $  1,734     $  1,988
Data:                                                          ========     ========     ========     ========     ========
                Portfolio turnover                               49.97%      136.99%      134.31%      164.23%      618.06%
                                                               ========     ========     ========     ========     ========

Leverage:       Amount of reverse repurchase agreements
                outstanding, end of period (in thousands)            --           --           --           --           --
                                                               ========     ========     ========     ========     ========
                Average amount of reverse repurchase
                agreements outstanding during the
                period (in thousands)                                --     $    331           --           --     $ 14,306
                                                               ========     ========     ========     ========     ========
                Average amount of reverse repurchase
                agreements per share during the period               --     $    .05           --           --     $   1.56
                                                               ========     ========     ========     ========     ========

 * Annualized.
** Total investment returns exclude the effects of sales charges.
 + Aggregate total investment return.
++ Based on average shares outstanding.

See Notes to Financial Statements.


FINANCIAL HIGHLIGHTS (continued)

                                                                                       Class B
The following per share data and ratios                      For the Six
have been derived from information                              Months
provided in the financial statements.                           Ended              For the Year Ended December 31,
                                                               June 30,
Increase (Decrease) in Net Asset Value:                         2002         2001         2000         1999          1998
Per Share       Net asset value, beginning of period           $   6.37     $   6.10     $   6.25     $   5.53     $   9.57
Operating                                                      --------     --------     --------     --------     --------
Performance:    Investment income--net                            .25++          .52          .48          .46          .70
                Realized and unrealized gain (loss)
                on investments and foreign currency
                transactions--net                                 (.33)          .29        (.09)          .72       (4.04)
                                                               --------     --------     --------     --------     --------
                Total from investment operations                  (.08)          .81          .39         1.18       (3.34)
                                                               --------     --------     --------     --------     --------
                Less dividends and distributions:
                   Investment income--net                         (.31)        (.54)        (.49)        (.46)        (.65)
                   In excess of investment income--net               --           --        (.05)           --           --
                   Return of capital--net                            --           --           --           --        (.05)
                                                               --------     --------     --------     --------     --------
                Total dividends and distributions                 (.31)        (.54)        (.54)        (.46)        (.70)
                                                               --------     --------     --------     --------     --------
                Net asset value, end of period                 $   5.98     $   6.37     $   6.10     $   6.25     $   5.53
                                                               ========     ========     ========     ========     ========

Total           Based on net asset value per share             (1.58%)+       13.87%        6.40%       22.20%     (36.60%)
Investment                                                     ========     ========     ========     ========     ========
Return:**

Ratios to       Expenses, excluding interest expense
Average         and reorganization expenses                      2.41%*        2.64%        2.76%        2.63%        2.21%
Net Assets:                                                    ========     ========     ========     ========     ========
                Expenses, excluding interest expense             2.41%*        2.72%        3.43%        2.63%        2.21%
                                                               ========     ========     ========     ========     ========
                Expenses                                         2.41%*        2.73%        3.43%        2.63%        3.47%
                                                               ========     ========     ========     ========     ========
                Investment income--net                           7.83%*        8.41%        7.87%        7.86%        8.93%
                                                               ========     ========     ========     ========     ========

Supplemental    Net assets, end of period (in thousands)       $ 12,304     $ 14,270     $ 16,816     $ 24,193     $ 33,374
Data:                                                          ========     ========     ========     ========     ========
                Portfolio turnover                               49.97%      136.99%      134.31%      164.23%      618.06%
                                                               ========     ========     ========     ========     ========

Leverage:       Amount of reverse repurchase agreements
                outstanding, end of period (in thousands)            --           --           --           --           --
                                                               ========     ========     ========     ========     ========
                Average amount of reverse repurchase
                agreements outstanding during the
                period (in thousands)                                --     $    331           --           --     $ 14,306
                                                               ========     ========     ========     ========     ========
                Average amount of reverse repurchase
                agreements per share during the period               --     $    .05           --           --     $   1.56
                                                               ========     ========     ========     ========     ========

 * Annualized.
** Total investment returns exclude the effects of sales charges.
 + Aggregate total investment return.
++ Based on average shares outstanding.

See Notes to Financial Statements.


                                    12 & 13

Merrill Lynch Emerging Markets Debt Fund, Inc., June 30, 2002

FINANCIAL HIGHLIGHTS (continued)

                                                                                       Class C
The following per share data and ratios                      For the Six
have been derived from information                              Months
provided in the financial statements.                           Ended              For the Year Ended December 31,
                                                               June 30,
Increase (Decrease) in Net Asset Value:                         2002         2001         2000         1999          1998
Per Share       Net asset value, beginning of period           $   6.37     $   6.10     $   6.24     $   5.53     $   9.57
Operating                                                      --------     --------     --------     --------     --------
Performance:    Investment income--net                            .23++          .51          .50          .46          .69
                Realized and unrealized gain (loss)
                on investments and foreign currency
                transactions--net                                 (.31)          .29        (.10)          .71       (4.04)
                                                               --------     --------     --------     --------     --------
                Total from investment operations                  (.08)          .80          .40         1.17       (3.35)
                                                               --------     --------     --------     --------     --------
                Less dividends and distributions:
                   Investment income--net                         (.31)        (.53)        (.49)        (.46)        (.64)
                   In excess of investment income--net               --           --        (.05)           --           --
                   Return of capital--net                            --           --           --           --        (.05)
                                                               --------     --------     --------     --------     --------
                Total dividends and distributions                 (.31)        (.53)        (.54)        (.46)        (.69)
                                                               --------     --------     --------     --------     --------
                Net asset value, end of period                 $   5.98     $   6.37     $   6.10     $   6.24     $   5.53
                                                               ========     ========     ========     ========     ========

Total           Based on net asset value per share             (1.60%)+       13.81%        6.52%       21.94%     (36.64%)
Investment                                                     ========     ========     ========     ========     ========
Return:**

Ratios to       Expenses, excluding interest expense
Average         and reorganization expenses                      2.45%*        2.68%        2.82%        2.68%        2.25%
Net Assets:                                                    ========     ========     ========     ========     ========
                Expenses, excluding interest expense             2.45%*        2.77%        3.50%        2.68%        2.25%
                                                               ========     ========     ========     ========     ========
                Expenses                                         2.45%*        2.79%        3.50%        2.68%        3.52%
                                                               ========     ========     ========     ========     ========
                Investment income--net                           7.75%*        8.39%        7.93%        7.79%        8.85%
                                                               ========     ========     ========     ========     ========

Supplemental    Net assets, end of period (in thousands)       $  2,378     $  1,313     $  1,112     $  1,108     $  1,730
Data:                                                          ========     ========     ========     ========     ========
                Portfolio turnover                               49.97%      136.99%      134.31%      164.23%      618.06%
                                                               ========     ========     ========     ========     ========

Leverage:       Amount of reverse repurchase agreements
                outstanding, end of period (in thousands)            --           --           --           --           --
                                                               ========     ========     ========     ========     ========
                Average amount of reverse repurchase
                agreements outstanding during the
                period (in thousands)                                --     $    331           --           --     $ 14,306
                                                               ========     ========     ========     ========     ========
                Average amount of reverse repurchase
                agreements per share during the period               --     $    .05           --           --     $   1.56
                                                               ========     ========     ========     ========     ========


 * Annualized.
** Total investment returns exclude the effects of sales charges.
 + Aggregate total investment return.
++ Based on average shares outstanding.

See Notes to Financial Statements.


FINANCIAL HIGHLIGHTS (concluded)


                                                                                       Class D
The following per share data and ratios                      For the Six
have been derived from information                              Months
provided in the financial statements.                           Ended              For the Year Ended December 31,
                                                               June 30,
Increase (Decrease) in Net Asset Value:                         2002         2001         2000         1999          1998
Per Share       Net asset value, beginning of period           $   6.37     $   6.09     $   6.24     $   5.52     $   9.57
Operating                                                      --------     --------     --------     --------     --------
Performance:    Investment income--net                            .28++          .55          .53          .49          .74
                Realized and unrealized gain (loss)
                on investments and foreign currency
                transactions--net                                 (.35)          .30        (.10)          .72       (4.05)
                                                               --------     --------     --------     --------     --------
                Total from investment operations                  (.07)          .85          .43         1.21       (3.31)
                                                               --------     --------     --------     --------     --------
                Less dividends and distributions:
                   Investment income--net                         (.32)        (.57)        (.52)        (.49)        (.69)
                   In excess of investment income--net               --           --        (.06)           --           --
                   Return of capital--net                            --           --           --           --        (.05)
                                                               --------     --------     --------     --------     --------
                Total dividends and distributions                 (.32)        (.57)        (.58)        (.49)        (.74)
                                                               --------     --------     --------     --------     --------
                Net asset value, end of period                 $   5.98     $   6.37     $   6.09     $   6.24     $   5.52
                                                               ========     ========     ========     ========     ========

Total           Based on net asset value per share             (1.32%)+       14.65%        6.96%       22.87%     (36.37%)
Investment                                                     ========     ========     ========     ========     ========
Return:**

Ratios to       Expenses, excluding interest expense
Average         and reorganization expenses                      1.88%*        2.11%        2.24%        2.09%        1.84%
Net Assets:                                                    ========     ========     ========     ========     ========
                Expenses, excluding interest expense             1.88%*        2.19%        2.91%        2.09%        1.84%
                                                               ========     ========     ========     ========     ========
                Expenses                                         1.88%*        2.21%        2.91%        2.09%        2.88%
                                                               ========     ========     ========     ========     ========
                Investment income--net                           8.36%*        8.97%        8.50%        8.43%        9.51%
                                                               ========     ========     ========     ========     ========

Supplemental    Net assets, end of period (in thousands)       $  2,923     $  4,961     $  4,649     $  5,060     $  6,316
Data:                                                          ========     ========     ========     ========     ========
                Portfolio turnover                               49.97%      136.99%      134.31%      164.23%      618.06%
                                                               ========     ========     ========     ========     ========

Leverage:       Amount of reverse repurchase agreements
                outstanding, end of period (in thousands)            --           --           --           --           --
                                                               ========     ========     ========     ========     ========
                Average amount of reverse repurchase
                agreements outstanding during the
                period (in thousands)                                --     $    331           --           --     $ 14,306
                                                               ========     ========     ========     ========     ========
                Average amount of reverse repurchase
                agreements per share during the period               --     $    .05           --           --     $   1.56
                                                               ========     ========     ========     ========     ========

 * Annualized.
** Total investment returns exclude the effects of sales charges.
 + Aggregate total investment return.
++ Based on average shares outstanding.

See Notes to Financial Statements.


                                    14 & 15

Merrill Lynch Emerging Markets Debt Fund, Inc., June 30, 2002


NOTES TO FINANCIAL STATEMENTS


1. Significant Accounting Policies:
Merrill Lynch Emerging Markets Debt, Inc. (the "Fund") is registered under the Investment Company Act of 1940 as a non-diversified, open-end management investment company. The Fund's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. These unaudited financial statements reflect all adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. All such adjustments are of a normal, recurring nature. The Fund offers four classes of shares under the Merrill Lynch Select Pricing (SM) System. Shares of Class A and Class D are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class B, Class C and Class D Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures. Income, expenses (other than expenses attributable to a specific class) and realized and unrealized gains and losses on investments are allocated daily to each class based on its relative net assets. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of securities--Portfolio securities that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. Securities traded in the over-the-counter market are valued at the last available bid price prior to the time of valuation. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Directors as the primary market. Securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Short-term securities are valued at amortized cost, which approximates market value. Other investments, including futures contracts and related options, are stated at market value. Securities and assets for which market value quotations are not available are valued at their fair value as determined in good faith by or under the direction of the Fund's Board of Directors.

(b) Derivative financial instruments--The Fund may engage in various portfolio investment strategies to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

o Forward foreign exchange contracts--The Fund is authorized to enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. The contract is marked-to-market daily and the change in market value is recorded by the Fund as an unrealized gain or loss. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed.

o Options--The Fund is authorized to write and purchase call and put options. When the Fund writes an option, an amount equal to the premium received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written.

When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Fund enters into a closing transaction), the Fund realizes a gain or loss on the option to the extent of the premiums received or paid (or gain or loss to the extent the cost of the closing transaction exceeds the premium paid or received).

Written and purchased options are non-income producing investments.

o Financial futures contracts--The Fund may purchase or sell financial futures contracts and options on such futures contracts as a hedge against adverse changes in interest rates. A futures contract is an agreement between two parties to buy and sell a security for a set price on a future date. Upon entering into a contract, the Fund deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Fund agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Fund as unrealized gains or losses. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

(c) Foreign currency transactions--Transactions denominated in foreign currencies are recorded at the exchange rate prevailing when recognized. Assets and liabilities denominated in foreign currencies are valued at the exchange rate at the end of the period. Foreign currency transactions are the result of settling (realized) or valuing (unrealized) assets or liabilities expressed in foreign currencies into U.S. dollars. Realized and unrealized gains or losses from investments include the effects of foreign exchange rates on investments.

(d) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest and capital gains at various rates.

(e) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Interest income is recognized on the accrual basis.

(f) Prepaid registration fees--Prepaid registration fees are charged to expense as the related shares are issued.

(g) Dividends and distributions--Dividends from net investment income are declared daily and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates.

(h) Short sales--When the Fund engages in a short sale, an amount equal to the proceeds received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the market value of the short sale. The Fund maintains a segregated account of securities as collateral for the short sales. The Fund is exposed to market risk based on the amount, if any, that the market value of the stock exceeds the market value of the securities in the segregated account.


2. Investment Advisory Agreement and Transactions with Affiliates:
The Fund has entered into an Investment Advisory Agreement with Merrill Lynch Investment Managers, L.P. ("MLIM"). The general partner of MLIM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner. The Fund has also entered into a Distribution Agreement and Distribution Plans with FAM Distributors, Inc. ("FAMD" or the "Distributor"), which is a wholly-owned subsidiary of Merrill Lynch Group, Inc.

MLIM is responsible for the management of the Fund's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operation of the Fund. For such services, the Fund pays a monthly fee of ..60%, on an annual basis, of the average daily value of the Fund's net assets plus the principal amount of borrowings incurred by the Fund for leverage purposes.

Pursuant to the Distribution Plans adopted by the Fund in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:


                           Account          Distribution
                       Maintenance Fee          Fee

Class B                     .25%                .50%
Class C                     .25%                .55%
Class D                     .25%                  --

Pursuant to a sub-agreement with the Distributor, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a subsidiary of ML & Co., also provides account maintenance and distribution services to the Fund. The ongoing account maintenance fee compensates the Distributor and MLPF&S for providing account maintenance services to Class B, Class C and Class D shareholders. The ongoing distribution fee compensates the Distributor and MLPF&S for providing shareholder and distribution-related services to Class B and Class C shareholders.

For the six months ended June 30, 2002, FAMD earned underwriting discounts and direct commissions and MLPF&S earned


                                    16 & 17

Merrill Lynch Emerging Markets Debt Fund, Inc., June 30, 2002


NOTES TO FINANCIAL STATEMENTS (concluded)



dealer concessions on sales of the Fund's Class A and Class D Shares as follows:


                            FAMD                MLPF&S

Class A                     $114                 $ 50
Class D                     $ 35                 $192


For the six months ended June 30, 2002, MLPF&S received contingent deferred sales charges of $4,083 relating to transactions in Class B Shares.

For the six months ended June 30, 2002, the Fund paid Merrill Lynch Security Pricing Service, an affiliate of MLPF&S, $123 for security price quotations to compute the net asset value of the Fund.

Financial Data Services, Inc. ("FDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

For the six months ended June 30, 2002, the Fund reimbursed MLIM $4,262 for certain accounting services.

Certain officers and/or directors of the Fund are officers and/or directors of MLIM, PSI, FAMD, FDS, and/or ML & Co.


3. Investments:
Purchases and sales of investments, excluding short-term securities, for the six months ended June 30, 2002 were $17,287,150 and $19,183,825, respectively.

Net realized gains for the six months ended June 30, 2002 and net unrealized losses as of June 30, 2002 were as follows:


                                       Realized         Unrealized
                                        Gains             Losses

Long-term investments              $   2,457,063      $   (726,618)
                                   -------------      -------------
Total                              $   2,457,063      $   (726,618)
                                   =============      =============


As of June 30, 2002, net unrealized depreciation for Federal income tax purposes aggregated $663,849, of which $2,158,780 related to appreciated securities and $2,822,629 related to depreciated securities. At June 30, 2002, the aggregate cost of investments for Federal income tax purposes was $32,586,111.


4. Capital Share Transactions:
Net decrease in net assets derived from capital share transactions was $1,682,576 and $8,642,926 for the six months ended June 30, 2002 and the year ended December 31, 2001, respectively.

Transactions in shares of capital were as follows:


Class A Shares for the Six Months                         Dollar
Ended June 30, 2002                       Shares          Amount

Shares sold                              668,053      $   4,417,995
Shares issued to shareholders
in reinvestment of dividends              53,543            350,204
                                   -------------      -------------
Total issued                             721,596          4,768,199
Shares redeemed                        (688,365)        (4,536,828)
                                   -------------      -------------
Net increase                              33,231      $     231,371
                                   =============      =============



Class A Shares for the Year                               Dollar
Ended December 31, 2001                   Shares          Amount

Shares sold                              480,128      $   2,938,785
Shares issued to shareholders
in reinvestment of dividends             127,998            791,407
                                   -------------      -------------
Total issued                             608,126          3,730,192
Shares redeemed                      (1,530,056)        (9,427,772)
                                   -------------      -------------
Net decrease                           (921,930)      $ (5,697,580)
                                   =============      =============



Class B Shares for the Six Months                         Dollar
Ended June 30, 2002                       Shares          Amount

Shares sold                              158,809      $   1,047,946
Shares issued to shareholders
in reinvestment of dividends              35,653            232,627
                                   -------------      -------------
Total issued                             194,462          1,280,573
Automatic conversion of shares          (42,225)          (276,111)
Shares redeemed                        (334,141)        (2,189,140)
                                   -------------      -------------
Net decrease                           (181,904)      $ (1,184,678)
                                   =============      =============



Class B Shares for the Year                               Dollar
Ended December 31, 2001                   Shares          Amount

Shares sold                              225,155      $   1,372,678
Shares issued to shareholders
in reinvestment of dividends              84,976            523,601
                                   -------------      -------------
Total issued                             310,131          1,896,279
Automatic conversion of shares          (94,387)          (579,613)
Shares redeemed                        (734,057)        (4,508,082)
                                   -------------      -------------
Net decrease                           (518,313)      $ (3,191,416)
                                   =============      =============



Class C Shares for the Six Months                         Dollar
Ended June 30, 2002                       Shares          Amount

Shares sold                              232,659      $   1,464,988
Shares issued to shareholders
in reinvestment of dividends               4,611             30,005
                                   -------------      -------------
Total issued                             237,270          1,494,993
Shares redeemed                         (45,681)          (296,252)
                                   -------------      -------------
Net increase                             191,589      $   1,198,741
                                   =============      =============



Class C Shares for the Year                               Dollar
Ended December 31, 2001                   Shares          Amount

Shares sold                               43,131      $     271,906
Shares issued to shareholders
in reinvestment of dividends               7,753             47,719
                                   -------------      -------------
Total issued                              50,884            319,625
Shares redeemed                         (27,270)          (168,243)
                                   -------------      -------------
Net increase                              23,614      $     151,382
                                   =============      =============



Class D Shares for the Six Months                         Dollar
Ended June 30, 2002                       Shares          Amount

Shares sold                              132,216      $     886,074
Automatic conversion of shares            42,275            276,111
Shares issued to shareholders
in reinvestment of dividends              14,033             91,506
                                   -------------      -------------
Total issued                             188,524          1,253,691
Shares redeemed                        (478,438)        (3,181,701)
                                   -------------      -------------
Net decrease                           (289,914)      $ (1,928,010)
                                   =============      =============



Class D Shares for the Year                               Dollar
Ended December 31, 2001                   Shares          Amount

Shares sold                                4,960      $      30,694
Automatic conversion of shares            94,436            579,613
Shares issued to shareholders
in reinvestment of dividends              25,420            156,440
                                   -------------      -------------
Total issued                             124,816            766,747
Shares redeemed                        (108,658)          (672,059)
                                   -------------      -------------
Net increase                              16,158      $      94,688
                                   =============      =============



5. Short-Term Borrowings:
The Fund, along with certain other funds managed by MLIM and its affiliates, is a party to a $1,000,000,000 credit agreement with Bank One, N.A. and certain other lenders. The Fund may borrow under the credit agreement to fund shareholder redemptions and for other lawful purposes other than for leverage. The Fund may borrow up to the maximum amount allowable under the Fund's current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Fund pays a commitment fee of .09% per annum based on the Fund's pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. On November 30, 2001, the credit agreement was renewed for one year under the same terms. The Fund did not borrow under the credit agreement during the six months ended June 30, 2002.


6. Capital Loss Carryforward:
On December 31, 2001, the Fund had a net capital loss carryforward of $63,128,325, of which $25,501,831 expires in 2005, $34,585,984 expires in 2006,
$1,384,019 expires in 2007 and $1,656,491 expires in 2009. This amount will be available to offset like amounts of any future taxable gains.


                                    18 & 19